Exhibit 99

Piper Jaffray Companies Announces
2014 First Quarter Results

MINNEAPOLIS – April 24, 2014 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended March 31, 2014.
Financial Highlights

•
Adjusted net income from continuing operations(1) was $20.0 million, or $1.24 per diluted common share(1), in the first quarter of 2014, compared to $11.9 million, or $0.67 per diluted common share, in the first quarter of 2013, and $30.5 million, or $1.91 per diluted common share, in the fourth quarter of 2013.

•
Adjusted net revenues from continuing operations(1) were $161.5 million in the first quarter of 2014, compared to $106.7 million and $182.6 million in the first and fourth quarters of 2013, respectively.

•	Adjusted pre-tax operating margin(1) was 19.3% in the first quarter of 2014, compared to 17.1% and 23.1% in the first and fourth quarters of 2013, respectively.

•	Assets under management were $11.5 billion at March 31, 2014, compared to $10.2 billion in the year-ago period and $11.2 billion at the end of the fourth quarter of 2013.

•
Rolling 12 month return on average common shareholders' equity increased to 7.2% at March 31, 2014, compared to 6.7% at March 31, 2013. Our rolling 12 month return on average tangible common shareholders' equity(2) improved to 10.9% at March 31, 2014.

•	Book value per share increased 9.4% from March 31, 2013 to $51.45 a share at March 31, 2014.

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '14	1Q '14
(Amounts in thousands, except per share data)	2014	2013	2013	vs. 4Q '13	vs. 1Q '13
As Adjusted(1)
Net revenues	$161,497	$182,643	$106,723	(11.6)%	51.3%
Net income from continuing operations	$20,035	$30,453	$11,878	(34.2)%	68.7%
Earnings per diluted common share from continuing operations	$1.24	$1.91	$0.67	(35.0)%	84.3%

U.S. GAAP
Net revenues	$168,133	$187,576	$109,533	(10.4)%	53.5%
Net income from continuing operations	$17,748	$27,952	$10,667	(36.5)%	66.4%
Earnings per diluted common share from continuing operations	$1.10	$1.75	$0.60	(37.1)%	83.3%
Earnings per diluted common share	$1.10	$1.70	$0.57	(35.3)%	93.0%
Pre-tax operating margin from continuing operations	19.5%	22.4%	16.6%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

(2)
A non-GAAP measure. See the "Additional Shareholder Information" section for a detailed explanation of the adjustment made to the corresponding U.S. GAAP measure. We believe that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business.

For the first quarter of 2014, on a U.S. GAAP basis, net revenues from continuing operations were $168.1 million, and net income from continuing operations was $17.7 million, or $1.10 per diluted common share.
"We began the year with very strong results," said Andrew S. Duff, chairman and chief executive officer. "Our equity capital raising and M&A businesses, in particular, continued the momentum they built through 2013 to drive our results."

First Quarter Results from Continuing Operations – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release the firm presents financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions, (3) compensation for acquisition-related agreements, and (4) restructuring and acquisition integration costs. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the first quarter of 2014, adjusted net revenues were $161.5 million, up 51% compared to $106.7 million in the first quarter of 2013 due to higher equity financing and advisory services revenues. Adjusted net revenues decreased 12% percent compared to the fourth quarter of 2013 due to lower asset management revenues and lower investment income.

For the first quarter of 2014, adjusted compensation and benefits expenses were $99.2 million, up 51% compared to the first quarter of 2013 due to improved financial results. Adjusted compensation and benefits expenses decreased
10% compared to the fourth quarter of 2013.

For the first quarter of 2014, adjusted compensation and benefits expenses were 61.4% of adjusted net revenues, compared to 61.6% and 60.6% for the first and fourth quarters of 2013, respectively.

Adjusted non-compensation expenses were $31.1 million for the first quarter of 2014, up 37% and 4% compared to the year-ago period and the fourth quarter of 2013, respectively. Adjusted non-compensation expenses were higher compared to the first quarter of 2013 due to the receipt of insurance proceeds for the reimbursement of prior legal settlements received during that quarter and the incremental costs associated with the two acquisitions we closed in the third quarter of the prior year.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments. The operating results of our Hong Kong capital markets business, which we shut down in 2012, and FAMCO, an asset management subsidiary sold in the second quarter of 2013, are presented as discontinued operations for all periods presented.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $24.1 million, compared to $10.9 million and $31.1 million in the first and fourth quarters of 2013, respectively.

Adjusted net revenues were $141.8 million, up 60% compared to the year-ago period and down 9% compared to the fourth quarter of 2013.

•
Equity financing revenues of $35.3 million increased 147% and 3% compared to the first and fourth quarters of 2013, respectively. Revenues increased compared to the year-ago period due to more completed transactions and higher revenue per transaction.

•	Debt financing revenues were $13.5 million, down 21% and 39% compared to the year-ago period and the fourth quarter of 2013, respectively, due to fewer completed transactions.

•	Advisory services revenues were $39.7 million, up 316% and 13% compared to the first and fourth quarters of 2013. Revenues were favorable compared to both periods due to more completed transactions.

•
Equity institutional brokerage revenues of $24.3 million increased 17% compared to the first quarter of 2013 due to higher client trading volumes. Revenues decreased 7% compared to the fourth quarter of 2013 due to lower gains from our equity strategic trading activities, which we began in the second half of 2013.

•	Fixed income institutional brokerage revenues were $25.2 million, up 4% compared to the first quarter of 2013 and down 5% from the fourth quarter of 2013.

•
Management and performance fees earned from managing our alternative asset management funds were $1.7 million, up 71% and 43% compared to the year-ago period and the sequential quarter, respectively. The increase compared to the first quarter of 2013 was driven by higher assets under management (AUM) from net client inflows as well as higher performance fees. The increase compared to the fourth quarter of 2013 was due to higher performance fees.

•
Adjusted investment income, which includes gains and losses on our merchant banking and firm investments, was $3.7 million, compared to $3.3 million in the year-ago period and $11.3 million in the fourth quarter of 2013. The decrease compared to the sequential quarter was due primarily to lower gains on our merchant banking investments.

•
Long-term financing expenses, which represent interest paid on the firm's variable rate senior notes, were $1.7 million, down 11% compared to the first quarter of 2013 and essentially flat with the fourth quarter of 2013.

•
Adjusted operating expenses for the first quarter of 2014 were $117.7 million, up 52% compared to the first quarter of 2013. The increase resulted from higher compensation expenses due to improved operating results and business expansion, as well as higher non-compensation expenses. Adjusted non-compensation expenses were lower in the year-ago period due to the receipt of insurance proceeds for the reimbursement of prior legal settlements and the incremental costs associated with the acquisitions we made mid last year. Compared to the fourth quarter of 2013, adjusted operating expenses decreased 5% due to lower compensation expenses.

•
Adjusted segment pre-tax operating margin was 17.0% compared to 12.3% in the year-ago period and 20.1% in the fourth quarter of 2013. Adjusted pre-tax operating margin improved compared to the first quarter of 2013 due to higher net revenues and decreased compared to the sequential quarter due to lower net revenues, a higher compensation ratio and higher non-compensation costs.

Asset Management
For the quarter ended March 31, 2014, Asset Management generated adjusted pre-tax operating income of $7.1 million, down 4% and 36% compared to the first and fourth quarters of 2013, respectively.

Net revenues were $19.7 million, up 8% compared to the first quarter of 2013 due to higher management fees from increased AUM driven by market appreciation. Net revenues decreased 29% compared to the fourth quarter of 2013 due to lower performance fees and lower investment income. The majority of performance fees are recorded in the fourth quarter if earned.

•
Adjusted operating expenses for the current quarter were $12.6 million, up 15% compared to the year-ago period due to higher compensation and non-compensation expenses. Compared to the fourth quarter of 2013, adjusted operating expenses decreased 24% due to lower compensation expenses.

•
Adjusted segment pre-tax operating margin was 36.0%, compared to 40.3% in the year-ago period and 39.8% in the fourth quarter of 2013. Adjusted segment pre-tax operating margin declined relative to both periods due to higher non-compensation expenses.

•
Assets under management were $11.5 billion at the end of the first quarter of 2014, compared to $10.2 billion in the year-ago period and $11.2 billion at the end of the fourth quarter of 2013. Increases in AUM have been driven primarily by market appreciation.

Additional Shareholder Information*

	For the Quarter Ended
	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013
Full time employees	1,015	1,026	911
Equity financings
# of transactions	30	26	17
Capital raised	$5.3 billion	$3.8 billion	$6.2 billion
Negotiated tax-exempt issuances
# of transactions	57	97	112
Par value	$1.6 billion	$1.8 billion	$2.0 billion
Mergers & acquisitions
# of transactions	16	13	3
Aggregate deal value	$1.5 billion	$1.3 billion	$0.5 billion
Asset Management
AUM	$11.5 billion	$11.2 billion	$10.2 billion
Common shareholders’ equity	$767.5 million	$734.7 million	$752.4 million
Number of common shares outstanding (in thousands)	14,916	14,383	16,001
Rolling 12 month return on average common shareholders’ equity **	7.2%	6.2%	6.7%
Rolling 12 month return on average tangible common shareholders’ equity †	10.9%	9.3%	10.1%
Book value per share	$51.45	$51.08	$47.02
Tangible book value per share ‡	$34.81	$33.66	$32.10

*	Number of employees, transaction data, and AUM reflect continuing operations; other numbers reflect continuing and discontinued results.

**
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average common shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013
Average common shareholders’ equity	$732,386	$728,187	$726,767
Deduct: average goodwill and identifiable intangible assets	246,867	244,770	246,250

Average tangible common shareholders’ equity	$485,519	$483,417	$480,517

‡    Tangible book value per share is computed by dividing tangible shareholders’ equity by common shares outstanding. Tangible shareholders’ equity equals total shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2014	Dec. 31, 2013	Mar. 31, 2013
Common shareholders’ equity	$767,454	$734,676	$752,434
Deduct: goodwill and identifiable intangible assets	248,246	250,564	238,819

Tangible common shareholders’ equity	$519,208	$484,112	$513,615

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results Thur., Apr. 24 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Apr. 24 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #20062743. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Apr. 24 at the same Web address or by calling (855)859-2056 and referencing reservation #20062743.

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: 612 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the market positioning of and prospects for our public finance business (including with respect to refinancing activity), the environment and prospects for capital markets and corporate advisory transactions (including our performance in specific sectors), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), our strategic priorities (including growth in public finance, asset management, and corporate advisory), or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•	interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2014 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '14	1Q '14
(Amounts in thousands, except per share data)	2014	2013	2013	vs. 4Q '13	vs. 1Q '13
Revenues:
Investment banking	$88,474	$91,639	$40,821	(3.5)%	116.7%
Institutional brokerage	44,034	46,572	40,147	(5.4)	9.7
Asset management	20,959	27,461	18,456	(23.7)	13.6
Interest	13,659	14,940	10,823	(8.6)	26.2
Investment income	6,768	13,281	5,065	(49.0)	33.6
Total revenues	173,894	193,893	115,312	(10.3)	50.8

Interest expense	5,761	6,317	5,779	(8.8)	(0.3)

Net revenues	168,133	187,576	109,533	(10.4)	53.5

Non-interest expenses:
Compensation and benefits	100,489	111,933	66,105	(10.2)	52.0
Occupancy and equipment	6,778	6,624	5,817	2.3	16.5
Communications	5,955	5,391	5,232	10.5	13.8
Floor brokerage and clearance	1,834	1,764	2,150	4.0	(14.7)
Marketing and business development	5,526	5,219	4,980	5.9	11.0
Outside services	9,493	9,237	7,214	2.8	31.6
Restructuring and integration costs	—	866	—	N/M	N/M
Intangible asset amortization expense	2,318	1,772	1,661	30.8	39.6
Other operating expenses	3,027	2,718	(1,794)	11.4	N/M
Total non-interest expenses	135,420	145,524	91,365	(6.9)	48.2

Income from continuing operations before income tax expense	32,713	42,052	18,168	(22.2)	80.1

Income tax expense	9,827	10,260	5,600	(4.2)	75.5

Income from continuing operations	22,886	31,792	12,568	(28.0)	82.1

Discontinued operations:
Loss from discontinued operations, net of tax	—	(818)	(521)	N/M	N/M

Net income	22,886	30,974	12,047	(26.1)	90.0

Net income applicable to noncontrolling interests	5,138	3,840	1,901	33.8	170.3

Net income applicable to Piper Jaffray Companies (a)	$17,748	$27,134	$10,146	(34.6)%	74.9%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$16,089	$24,445	$8,966	(34.2)%	79.4%

Continued on next page

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '14	1Q '14
(Amounts in thousands, except per share data)	2014	2013	2013	vs. 4Q '13	vs. 1Q '13
Amounts applicable to Piper Jaffray Companies
Net income from continuing operations	$17,748	$27,952	$10,667	(36.5)%	66.4%
Net loss from discontinued operations	—	(818)	(521)	N/M	N/M
Net income applicable to Piper Jaffray Companies	$17,748	$27,134	$10,146	(34.6)%	74.9%

Earnings/(loss) per basic common share
Income from continuing operations	$1.10	$1.75	$0.60	(37.1)%	83.3%
Loss from discontinued operations	—	(0.05)	(0.03)	N/M	N/M
Earnings per basic common share	$1.10	$1.70	$0.58	(35.3)%	89.7%

Earnings/(loss) per diluted common share
Income from continuing operations	$1.10	$1.75	$0.60	(37.1)%	83.3%
Loss from discontinued operations	—	(0.05)	(0.03)	N/M	N/M
Earnings per diluted common share	$1.10	$1.70	$0.57	(35.3)%	93.0%

Weighted average number of common shares outstanding
Basic	14,612	14,378	15,582	1.6%	(6.2)%
Diluted	14,657	14,397	15,610	1.8%	(6.1)%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data from Continuing Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '14	1Q '14
(Dollars in thousands)	2014	2013	2013	vs. 4Q '13	vs. 1Q '13
Capital Markets
Investment banking
Financing
Equities	$35,301	$34,139	$14,303	3.4%	146.8%
Debt	13,539	22,313	17,032	(39.3)	(20.5)
Advisory services	39,728	35,255	9,556	12.7	315.7
Total investment banking	88,568	91,707	40,891	(3.4)	116.6

Institutional sales and trading
Equities	24,260	26,092	20,735	(7.0)	17.0
Fixed income	25,238	26,543	24,388	(4.9)	3.5
Total institutional sales and trading	49,498	52,635	45,123	(6.0)	9.7

Management and performance fees	1,737	1,214	1,019	43.1	70.5

Investment income	10,378	16,191	6,137	(35.9)	69.1

Long-term financing expenses	(1,740)	(1,802)	(1,949)	(3.4)	(10.7)

Net revenues	148,441	159,945	91,221	(7.2)	62.7

Operating expenses	120,930	126,930	78,458	(4.7)	54.1

Segment pre-tax operating income	$27,511	$33,015	$12,763	(16.7)%	115.6%

Segment pre-tax operating margin	18.5%	20.6%	14.0%

Asset Management
Management and performance fees
Management fees	$19,136	$19,123	$17,086	0.1%	12.0%
Performance fees	86	7,124	351	(98.8)	(75.5)
Total management and performance fees	19,222	26,247	17,437	(26.8)	10.2

Investment income	470	1,384	875	(66.0)	(46.3)

Net revenues	19,692	27,631	18,312	(28.7)	7.5

Operating expenses	14,490	18,594	12,907	(22.1)	12.3

Segment pre-tax operating income	$5,202	$9,037	$5,405	(42.4)%	(3.8)%

Segment pre-tax operating margin	26.4%	32.7%	29.5%

Total
Net revenues	$168,133	$187,576	$109,533	(10.4)%	53.5%

Operating expenses	135,420	145,524	91,365	(6.9)	48.2

Pre-tax operating income	$32,713	$42,052	$18,168	(22.2)%	80.1%

Pre-tax operating margin	19.5%	22.4%	16.6%
Segment pre-tax operating income and segment pre-tax operation margin exclude the results of discontinued operations.

Piper Jaffray Companies
Preliminary Selected Summary Financial Information from Continuing Operations (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '14	1Q '14
(Amounts in thousands, except per share data)	2014	2013	2013	vs. 4Q '13	vs. 1Q '13
Revenues:
Investment banking	$88,474	$91,639	$40,821	(3.5)%	116.7%
Institutional brokerage	44,034	46,572	40,147	(5.4)	9.7
Asset management	20,959	27,461	18,456	(23.7)	13.6
Interest	10,356	11,400	9,268	(9.2)	11.7
Investment income	2,581	10,956	3,212	(76.4)	(19.6)
Total revenues	166,404	188,028	111,904	(11.5)	48.7

Interest expense	4,907	5,385	5,181	(8.9)	(5.3)

Adjusted net revenues (2)	$161,497	$182,643	$106,723	(11.6)%	51.3%

Non-interest expenses:
Adjusted compensation and benefits (3)	$99,200	$110,652	$65,784	(10.3)%	50.8%
Ratio of adjusted compensation and benefits to adjusted net revenues	61.4%	60.6%	61.6%

Adjusted non-compensation expenses (4)	$31,115	$29,860	$22,690	4.2%	37.1%
Ratio of adjusted non-compensation expenses to adjusted net revenues	19.3%	16.3%	21.3%

Adjusted income:
Adjusted income from continuing operations before adjusted income tax expense (5)	$31,182	$42,131	$18,249	(26.0)%	70.9%
Adjusted operating margin (6)	19.3%	23.1%	17.1%

Adjusted income tax expense (7)	11,147	11,678	6,371	(4.5)	75.0

Adjusted net income from continuing operations (8)	$20,035	$30,453	$11,878	(34.2)%	68.7%
Effective tax rate (9)	35.7%	27.7%	34.9%

Adjusted net income from continuing operations applicable to Piper Jaffray Companies’ common shareholders (10)	$18,162	$27,435	$10,496	(33.8)%	73.0%

Adjusted earnings per diluted common share from continuing operations	$1.24	$1.91	$0.67	(35.0)%	84.3%

Weighted average number of common shares outstanding
Diluted	14,657	14,397	15,610	1.8%	(6.1)%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data from Continuing Operations (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '14	1Q '14
(Dollars in thousands)	2014	2013	2013	vs. 4Q '13	vs. 1Q '13
Capital Markets
Investment banking
Financing
Equities	$35,301	$34,139	$14,303	3.4%	146.8%
Debt	13,539	22,313	17,032	(39.3)	(20.5)
Advisory services	39,728	35,255	9,556	12.7	315.7
Total investment banking	88,568	91,707	40,891	(3.4)	116.6

Institutional sales and trading
Equities	24,260	26,092	20,735	(7.0)	17.0
Fixed income	25,238	26,543	24,388	(4.9)	3.5
Total institutional sales and trading	49,498	52,635	45,123	(6.0)	9.7

Management and performance fees	1,737	1,214	1,019	43.1	70.5

Investment income	3,742	11,258	3,327	(66.8)	12.5

Long-term financing expenses	(1,740)	(1,802)	(1,949)	(3.4)	(10.7)

Adjusted net revenues (2)	141,805	155,012	88,411	(8.5)	60.4

Adjusted operating expenses (12)	117,721	123,884	77,549	(5.0)	51.8

Adjusted segment pre-tax operating income (5)	$24,084	$31,128	$10,862	(22.6)%	121.7%

Adjusted segment pre-tax operating margin (6)	17.0%	20.1%	12.3%

Asset Management
Management and performance fees
Management fees	$19,136	$19,123	$17,086	0.1%	12.0%
Performance fees	86	7,124	351	(98.8)	(75.5)
Total management and performance fees	19,222	26,247	17,437	(26.8)	10.2

Investment income	470	1,384	875	(66.0)	(46.3)

Net revenues	19,692	27,631	18,312	(28.7)	7.5

Adjusted operating expenses (13)	12,594	16,628	10,925	(24.3)	15.3

Adjusted segment pre-tax operating income (13)	$7,098	$11,003	$7,387	(35.5)%	(3.9)%

Adjusted segment pre-tax operating margin (6)	36.0%	39.8%	40.3%

Total
Adjusted net revenues (2)	$161,497	$182,643	$106,723	(11.6)%	51.3%

Adjusted operating expenses (12)	130,315	140,512	88,474	(7.3)	47.3

Adjusted pre-tax operating income (5)	$31,182	$42,131	$18,249	(26.0)%	70.9%

Adjusted pre-tax operating margin (6)	19.3%	23.1%	17.1%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2014	2013	2013
Net revenues:
Net revenues – U.S. GAAP basis	$168,133	$187,576	$109,533
Adjustments:
Revenue related to noncontrolling interests (11)	(6,636)	(4,933)	(2,810)
Adjusted net revenues	$161,497	$182,643	$106,723

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$100,489	$111,933	$66,105
Adjustments:
Compensation from acquisition-related agreements	(1,289)	(1,281)	(321)
Adjusted compensation and benefits	$99,200	$110,652	$65,784

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$34,931	$33,591	$25,260
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,498)	(1,093)	(909)
Restructuring and integration costs	—	(866)	—
Amortization of intangible assets related to acquisitions	(2,318)	(1,772)	(1,661)
Adjusted non-compensation expenses	$31,115	$29,860	$22,690

Income from continuing operations before income tax expense:
Income from continuing operations before income tax expense – U.S. GAAP basis	$32,713	$42,052	$18,168
Adjustments:
Revenue related to noncontrolling interests (11)	(6,636)	(4,933)	(2,810)
Expenses related to noncontrolling interests (11)	1,498	1,093	909
Compensation from acquisition-related agreements	1,289	1,281	321
Restructuring and integration costs	—	866	—
Amortization of intangible assets related to acquisitions	2,318	1,772	1,661
Adjusted income from continuing operations before adjusted income tax expense	$31,182	$42,131	$18,249

Income tax expense:
Income tax expense – U.S. GAAP basis	$9,827	$10,260	$5,600
Tax effect of adjustments:
Compensation from acquisition-related agreements	501	498	125
Restructuring and integration costs	—	337	—
Amortization of intangible assets related to acquisitions	819	583	646
Adjusted income tax expense	$11,147	$11,678	$6,371

Net income from continuing operations applicable to Piper Jaffray Companies:
Net income from continuing operations applicable to Piper Jaffray Companies – U.S. GAAP basis	$17,748	$27,952	$10,667
Adjustments:
Compensation from acquisition-related agreements	788	783	196
Restructuring and integration costs	—	529	—
Amortization of intangible assets related to acquisitions	1,499	1,189	1,015
Adjusted net income from continuing operations	$20,035	$30,453	$11,878

Continued on next page

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2014	2013	2013
Net income from continuing operations applicable to Piper Jaffray Companies' common shareholders:
Net income from continuing operations applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$16,089	$25,182	$9,426
Adjustments:
Compensation from acquisition-related agreements	714	705	173
Restructuring and integration costs	—	477	—
Amortization of intangible assets related to acquisitions	1,359	1,071	897
Adjusted net income from continuing operations applicable to Piper Jaffray Companies' common stockholders	$18,162	$27,435	$10,496

Earnings per diluted common share from continuing operations:
U.S. GAAP basis	$1.10	$1.75	$0.60
Adjustments:
Compensation from acquisition-related agreements	0.05	0.05	0.01
Restructuring and integration costs	—	0.03	—
Amortization of intangible assets related to acquisitions	0.09	0.07	0.06
Non-U.S. GAAP basis, as adjusted	$1.24	$1.91	$0.67
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income from continuing operations before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income from continuing operations earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) restructuring and integration costs, (c) amortization of intangible assets related to acquisitions and (d) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income from continuing operations before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements, (c) restructuring and integration costs and (d) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements, (b) restructuring and integration costs and (c) amortization of intangible assets related to acquisitions.